                                                           EXHIBIT NO. 99.16(c)

                                 CODE OF ETHICS
                    OF THE INDEPENDENT TRUSTEES, INDEPENDENT
            ADVISORY TRUSTEES AND NON-MANAGEMENT INTERESTED TRUSTEES
                     OF THE MFS FUNDS AND THE COMPASS FUNDS

                            EFFECTIVE JANUARY 1, 2005

OVERVIEW

      The Board of Trustees (the "Board") of each of the Trusts and Variable Accounts listed in Appendix A hereto, as the same may be periodically updated (each a "Trust" and, collectively, the "Trusts"), has adopted this code of ethics (the "Code") applicable to (i) Trustees who are not "interested persons" of each series of a Trust and each Trust which is itself a single series (each such series a "Fund" and, collectively, the "Funds"), as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act") (the "Independent Trustees"), (ii) any Advisory Trustees or Trustees Emeritus (as such term is defined in certain Trusts' Declaration of Trust) of the Board who, if appointed as members of the Board, would not be "interested persons" of the Funds (the "Independent Advisory Trustees"), and (iii) any other Trustees of the Board who are not officers or employees of Massachusetts Financial Services Company ("MFS"), the Funds' investment adviser, but who are "interested persons" of the Funds (the "Non-Management Interested Trustees") (collectively with the Independent Trustees and the Independent Advisory Trustees, the "Subject Persons"). Appendix A identifies each Trust and Variable Account as being part of the "MFS Funds" or the "Compass Funds," as applicable.

      This Code is separate and distinct from other codes of ethics that the Board of the MFS Funds or of the Compass Funds, as applicable, has approved applicable to MFS, MFS Fund Distributors, Inc., the Funds' principal underwriters, and their officers, directors, and employees.

      This Code is administered by the Independent Chief Compliance Officer of the MFS Funds or of the Compass Funds, as applicable (the "ICCO"). The Code is a joint code of the MFS Funds and the Compass Funds for administrative convenience only, and shall be administered, with respect to each of the MFS Funds and the Compass Funds, as if it were solely the Code of such Funds.

SECTION I: SCOPE AND GENERAL PURPOSE

A. PERSONAL INVESTMENT ACTIVITIES. It is unlawful for a Subject Person in connection with his or her purchase or sale (directly or indirectly) of a Security Held or to be Acquired by a Fund (as defined in Appendix C hereto), to:

      o     employ any device, scheme or artifice to defraud a Fund;

      o to make any untrue statement of material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

      o to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

      o     to engage in any manipulative practice with respect to a Fund.

B. TRANSACTIONS IN THE FUNDS. Subject Persons are subject to the same policies against excessive trading that apply to all shareholders of the Funds. These policies, as described in the Funds' prospectuses, are subject to change.

C. INSIDER TRADING. It is unlawful for a Subject Person to use material, non-public information in violation of the federal securities laws ("insider trading"). The Funds' policy on insider trading applicable to a Subject Person is set forth on Appendix B hereto.

      If a Subject Person becomes aware of any potential violation of this Code, he or she shall report such matter to the ICCO as soon as reasonably practicable.

SECTION II: PERSONAL TRADING REPORTING OBLIGATIONS

      Except as provided below, a Subject Person (including a Non-Management Interested Trustee only if such Non-Management Interested Trustee complies with the Role Limitations and Informational Barrier Procedures set forth in Appendix D hereto) is ordinarily not required to report his or her personal securities transactions to a Fund or its representatives under this Code. A Subject Person is, however, required to deliver to the ICCO a transaction report containing the information set forth in Appendix C if the Subject Person knew or, in the case of an Independent Trustee or a Non-Management Interested Trustee, in the ordinary course of fulfilling his or her official duties as an Independent Trustee or a Non-Management Interested Trustee, should have known, that during the fifteen-day period immediately before or after a transaction by such Subject Person in a Covered Security (as defined in Appendix C, and including securities both directly and indirectly beneficially owned by such Subject Person), a Fund purchased or sold such Covered Security, or a Fund or MFS considered purchasing or selling such Covered Security.

SECTION III: ADMINISTRATION AND ENFORCEMENT

A. REVIEW OF REPORTS

      The ICCO and the Compliance and Governance Committee of the MFS Funds or of the Compass Funds, as applicable, shall review any reports delivered by a Subject Person pursuant to this Code at the next regularly scheduled meeting of the Committee or sooner if deemed necessary by the ICCO and the Chair of the Committee. Any such review shall give special attention to evidence, if any, of violations or potential violations of the antifraud provisions of the federal securities law or the procedural requirements or ethical standards of this Code.

B. INVESTIGATIONS OF POTENTIAL VIOLATIONS

      The Compliance and Governance Committee of the MFS Funds or of the Compass Funds, as applicable, with the assistance of the ICCO, shall investigate any potential violation of the provisions of this Code. After completion of such investigation, the Committee shall determine whether a violation has occurred and, if so, make a recommendation to the Board of the MFS Funds or of the Compass Funds, as applicable, as to any action to be taken in response thereto. Any member of the Committee who is alleged to have been involved in a violation shall be excluded from any vote as to whether a violation has occurred or with respect to any action to be taken.

C. RECORDKEEPING

      The Funds must maintain the following records and make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examination:

      o A copy of this Code as currently in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place.

      o A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

      o A copy of each report made by a Subject Person under the Code and each report required under Section III.E below must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

      o A record of all Subject Persons, currently or within the past five years, who are subject to the Code, and of individual(s) responsible for reviewing reports made under the Code, must be maintained in an easily accessible place.

D. AMENDMENTS

      Any amendment to this Code must be approved by a majority of the Trustees of the Board of the MFS Funds or of the Compass Funds, as applicable, including a majority of the Independent Trustees.

E. ANNUAL REPORT

      On at least an annual basis, (i) the ICCO, in consultation with the Compliance and Governance Committee of the MFS Funds or of the Compass Funds, as applicable, shall provide the Board of the MFS Funds or of the Compass Funds, as applicable, with a written report that describes issues that arose under this Code since the prior such report, including information relating to material violations of this Code and any actions taken, procedures adopted or sanctions imposed as a result of such violations, and (ii) the ICCO shall provide the Board of the MFS Funds or of the Compass Funds, as applicable, with a certification that the Funds have adopted procedures reasonably necessary to prevent the Subject Persons from violating the Code.

F. CERTIFICATION

      Each Subject Person must sign a certification (substantially in the form of Appendix G hereto) within seven (7) days of the effective date of this Code or, thereafter, within seven (7) days of becoming a Subject Person, which certification acknowledges that the Subject Person: (i) has received a copy of this Code and any amendments hereto, (ii) has read and understands all the provisions of this Code, and (iii) agrees to comply with the provisions of this Code.

                                   APPENDIX A

MFS FUNDS
---------
MFS CHARTER INCOME TRUST
MFS GOVERNMENT LIMITED MATURITY FUND
MFS GOVERNMENT MARKETS INCOME TRUST
MFS GOVERNMENT SECURITIES FUND
MFS GROWTH OPPORTUNITIES FUND
MFS INSTITUTIONAL TRUST
MFS INTERMEDIATE INCOME TRUST
MFS INVESTORS GROWTH STOCK FUND
MFS INVESTORS TRUST
MFS MULTIMARKET INCOME TRUST
MFS MUNICIPAL INCOME TRUST
MFS MUNICIPAL SERIES TRUST
MFS SERIES TRUST I
MFS SERIES TRUST II
MFS SERIES TRUST III
MFS SERIES TRUST IV
MFS SERIES TRUST V
MFS SERIES TRUST VI
MFS SERIES TRUST VI
MFS SERIES TRUST VIII
MFS SERIES TRUST IX
MFS SERIES TRUST X
MFS SERIES TRUST XI
MFS SPECIAL VALUE TRUST
MFS VARIABLE INSURANCE TRUST

COMPASS FUNDS
-------------
MFS/SUN LIFE SERIES TRUST
COMPASS MANAGED SECTORS VARIABLE ACCOUNT
COMPASS CAPITAL APPRECIATION VARIABLE ACCOUNT
COMPASS TOTAL RETURN VARIABLE ACCOUNT
COMPASS GLOBAL GOVERNMENTS VARIABLE ACCOUNT
COMPASS GOVERNMENT SECURITIES VARIABLE ACCOUNT
COMPASS MONEY MARKET VARIABLE ACCOUNT
COMPASS HIGH YIELD VARIABLE ACCOUNT

                                   APPENDIX B

                                 INSIDER TRADING

While the law concerning insider trading is not static or clearly defined, the federal securities laws are generally understood to prohibit:

1. Trading by an insider, while in possession of material, non-public information;

2. Trading by a non-insider, while in possession of material, non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

3.    An insider communicating material, non-public information to others;

4. A non-insider communicating material, non-public information to others where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and

5. Trading while in possession of material, non-public information regarding a tender offer.

It is the Funds' policy that:

1. No Subject Person may trade in any security (including any equity or fixed income instruments), either personally or on behalf of others, while in possession of material, non-public information relating to the issuer of that security;

2. No Subject Person may communicate material, non-public information to any other person;

3. No Subject Person in possession of material, non-public information may recommend trading a security in an issuer to which the information relates, or otherwise recommend the purchase or sale of any such security; and

4. No Subject Person shall trade in violation of federal securities laws in a security subject to a tender offer while in possession of material, non-public information relating to the tender offer or the issuer of the security.

Any questions regarding the Funds' insider trading policy should be addressed to the Independent Trustees' legal counsel.

                                   APPENDIX C

                               TRANSACTION REPORT

1.    CONTENT OF TRANSACTIONS REPORT

      A.    FOR TRANSACTIONS IN COVERED SECURITIES

            o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

            o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            o The price of the Covered Security at which the transaction was effected;

            o The name of the broker, dealer or bank with or through which the transaction was effected; and

            o     The date that the Subject Person submits the report.

      B.    FOR NEWLY ESTABLISHED ACCOUNTS HOLDING ANY SECURITIES

            o The name of the broker, dealer or bank with whom the Subject Person established the account;

            o     The date the account was established; and

            o     The date that the Subject Person submits the report.

2.    TIMING OF TRANSACTION REPORT

            o No later than thirty (30) days after the end of a calendar quarter in which the reportable transaction occurred.

3. DEFINITION OF "COVERED SECURITY" AND "SECURITY HELD OR TO BE ACQUIRED BY A FUND"

      A. "Covered Security" means any "security," as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, except:

            o     Direct obligations of the U.S. Government;

            o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

            o Shares issued by open-end funds (other than funds advised by MFS or any fund whose investment adviser or principal underwriter controls MFS, is controlled by MFS, or is under common control with MFS).

      B.    "Security Held or to be Acquired by a Fund" means:

            o     Any Covered Security which, within the most recent 15 days:

                  o     Is or has been held by a Fund; or

                  o Is being or has been considered by a Fund or its investment adviser for purchase by a Fund; and

            o Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

                                   APPENDIX D

               ROLE LIMITATIONS AND INFORMATION BARRIER PROCEDURES
                     FOR NON-MANAGEMENT INTERESTED TRUSTEES

1. EXEMPT TRUSTEE. A Non-Management Interested Trustee shall be exempt from the obligations set forth in Appendix E of this Code if he or she does not:

      a. make, participate in or obtain information regarding the purchase or sale of securities by the Funds or any account holding the assets of third parties for which MFS acts in an investment advisory capacity (the "MFS Portfolios");

      b. have access to nonpublic information regarding any MFS Portfolios' purchase or sale of securities;

      c. have access to nonpublic information regarding the portfolio holdings of any MFS Portfolios; and

      d. have involvement in making securities recommendations to MFS Portfolios or have access to such recommendations that are nonpublic.

Where these requirements are met, a Non-Management Interested Trustee shall be considered an "Exempt Trustee" and shall be referred to as such in this Appendix
D. In order to meet these requirements and be considered an Exempt Trustee, the Role Limitations and Information Barrier Procedures (the "Role and Information Restrictions") set forth below must be satisfied.

2.    ROLE LIMITATIONS

      a. Non-Management Interested Trustees may not serve in any employment or consulting capacity for MFS or have other material relationships with MFS, other than that of a trustee of the Funds or serving on a committee of or at the direction of the Board.

      b. Non-Management Interested Trustees may not be involved in the securities selection and trading functions of MFS or the MFS Portfolios.

3.    INFORMATION BARRIER PROCEDURES

      a. RESTRICTED INFORMATION. Non-Management Interested Trustees must not have access to the following activities and information with respect to MFS or the MFS Portfolios ("Restricted Information"):

            i. Daily trading activities or listings of securities positions of any MFS Portfolios, including any related recommendations or advice of MFS to the MFS Portfolios, except to the extent any such information is more than 15 days old; or

            ii. Pre-trade, pending or proposed trade information, including any related recommendations or advice of MFS to the MFS Portfolios.

      b. ACCESS RESTRICTIONS. To seek to ensure that Non-Management Interested Trustees do not have access to Restricted Information, Non-Management Interested Trustees must not have:

            i. Passwords necessary to access Electronic Media with Restricted Information. As used herein, Electronic Media shall include the internet, intranet or computer-based systems, or e-mail or voicemail systems.

            ii. Unrestricted (e.g., pass cards or keys) or unescorted access to any areas in which MFS or MFS Portfolios collect and store paper records with Restricted Information; provided, however, that the Non-Management Interested Trustees may possess pass cards that allow access to MFS' premises in order to facilitate board meetings ("Pass Card Access"); provided, further, however, that Pass Card Access shall be limited to MFS' facilities accessible through the [19th and] 24th floor entrance[s] at 500 Boylston Street, Boston, Massachusetts.

            iii. Communication with officers or employees of MFS or the MFS Portfolios who have access to Restricted Information for the purpose of obtaining Restricted Information.

            iv. In addition, officers and employees of MFS or the MFS Portfolios, or of any subsidiary or controlling company of MFS or the MFS Portfolios (collectively, "MFS Employees") must not provide Restricted Information to any Non-Management Interested Trustees, nor may MFS Employees consult with Non-Management Interested Trustees regarding such matters. MFS Employees shall be provided with a copy of these Procedures together with a list of the Non-Management Interested Trustees.

4.    ADMINISTRATION AND OVERSIGHT

      a.    ADMINISTRATION.

            i. To the extent a Fund's Board includes a Non-Management Interested Trustee, the ICCO of such Fund shall be responsible for implementing and taking other actions regarding these Procedures.

            ii. These Procedures shall be reviewed and, if appropriate, updated at least annually by the ICCO of such Fund. The ICCO may request that the internal audit functions of MFS review the design of these Procedures annually to attempt to ensure that they are designed effectively, and test controls, to attempt to ensure that they are operating effectively.

      b. DETERMINATION OF COMPLIANCE. In assessing the applicability of Appendix E of this Code to a Non-Management Interested Trustee, the ICCO shall determine whether a Non-Management Interested Trustee qualifies as an Exempt Trustee. This determination shall be based on a review of the applicable law, the facts and circumstances of each Non-Management Interested Trustee, and compliance with the terms of the Role and Information Restrictions set forth above.

            i. NON-COMPLIANCE WITH THE ROLE AND INFORMATION RESTRICTIONS. If the ICCO determines that the Role and Information Restrictions have not been satisfied, then the ICCO shall, based on the extent and nature of the non-compliance, subject the affected Exempt Trustee to specific, limited personal trading restrictions and reporting obligations or full compliance with Appendix E of this Code, as determined by the ICCO after reviewing the particular facts and circumstances.

            ii.   LIMITED NON-COMPLIANCE WITH ROLE AND INFORMATION RESTRICTIONS

                  (1) DEFINITION OF "LIMITED NON-COMPLIANCE." For purposes of this Code, "Limited Non-Compliance" with the Role and Information Restrictions shall mean a situation where an Exempt Trustee has:

                        (a) Participated in the securities selection and trading function, or obtained information on the securities selection and trading function, only with respect to one or more Covered Securities (as defined in Section 3 of Appendix C) in one or a limited number of isolated situations ("Isolated Manner"); or

                        (b) Either obtained, or gained the ability to access, nonpublic information regarding (i) MFS' or MFS Portfolios' purchase or sale of one or more Covered Securities in an Isolated Manner, or (ii) the extent of MFS Portfolios' portfolio holdings in one or more Covered Securities in an Isolated Manner.

Any Covered Security that falls under items (a) or (b) of the definition of Limited Non-Compliance shall be deemed a "Banned Security" for purposes of administering this Code and shall be referred to as such in this Code.

                  (2) EXEMPT TRUSTEE OBLIGATIONS IF LIMITED NON-COMPLIANCE. The Limited Non-Compliance definition is intended to subject an Exempt Trustee to certain trading restrictions and reporting obligations during the period in which the Exempt Trustee is in a position to exploit information about MFS Portfolios' securities transactions or holdings. If the ICCO finds that Limited Non-Compliance has occurred, the ICCO may impose such restrictions and obligations upon an Exempt Trustee as he or she determines reasonable under the circumstances, which may include:

                        (a) Such Exempt Trustee not being permitted to trade in the Banned Security for a period of 15 days from the date on which MFS or the MFS Portfolios either (i) purchased or sold such Covered Security or (ii) is considering the purchase or sale of such Covered Security;

                        (b) Such Exempt Trustee (i) being subject to the restrictions concerning private placements and public offerings set forth in Appendix E of this Code and (ii) being required to pre-clear all trades in any Covered Securities, for the calendar quarter in which the Limited Non-Compliance occurred; and

                        (c) Such Exempt Trustee being required to file a report that complies with the report requirements set forth in Appendix C hereto for the calendar quarter in which the Limited Non-Compliance occurred.

            iii.  TOTAL NON-COMPLIANCE WITH ROLE AND INFORMATION RESTRICTIONS

                  (1) DEFINITION OF "TOTAL NON-COMPLIANCE." For purposes of this Code, "Total Non-Compliance" with the Role and Information Restrictions shall mean a situation where:

                        (a) an Exempt Trustee has become generally involved in the securities selection and trading function, or has obtained, or has the ability to obtain, general information on the securities selection and trading function of MFS or MFS Portfolios that is not limited to one or more Covered Securities in an Isolated Manner;

                        (b) an Exempt Trustee has either obtained, or gained access to, nonpublic information regarding (i) MFS' or MFS Portfolios' purchase or sale of securities that is not limited to one or more Covered Securities in an Isolated Manner, or (ii) the extent of MFS Portfolios' portfolio holdings that is not limited to one or more Covered Securities in an Isolated Manner; or

                        (c) the ICCO determines there has been Total Non-Compliance, for any reason and at the discretion of the ICCO.

                  (2) EXEMPT TRUSTEE OBLIGATIONS IF TOTAL NON-COMPLIANCE. If the ICCO finds that Total Non-Compliance has occurred, the ICCO may impose the restrictions and obligations set forth in Appendix E of this Code upon an Exempt Trustee, or may limit, modify or enhance such restrictions and obligations after taking into account the particular facts and circumstances of the situation; in either case, the ICCO shall act in accordance with applicable federal securities laws.

                                   APPENDIX E

                ADDITIONAL PERSONAL TRADING REPORTING OBLIGATIONS
                        AND PRE-CLEARANCE PROCEDURES FOR
                   CERTAIN NON-MANAGEMENT INTERESTED TRUSTEES

Appendix E of this Code is designed to apply to a Non-Management Interested Trustee in the event of "Total Non-Compliance" (as defined above in Appendix D) with the Role and Information Restrictions. A Non-Management Interested Trustee subject to Appendix E of this Code shall be considered an "Access Person" for purposes of administering this Code and shall be referred to as such in this Code. The ICCO may, in his or her discretion, limit, modify or enhance the obligations set forth in this Appendix E with respect to their application to any Non-Management Interested Trustee after taking into account the particular facts and circumstances of the situation.

Except as otherwise expressly set forth herein, this Appendix E shall not apply to any Non-Management Interested Trustee who is an "Exempt Trustee" as defined above in Appendix D.

      A.    PERSONAL TRADING REPORTING OBLIGATIONS

An Access Person is required to deliver to the ICCO an initial holdings report and an annual holdings report containing the information set forth in Appendix
F. In addition, an Access Person is required to file transaction reports containing the information set forth in Appendix C with respect to (1) any transaction during the calendar quarter in a Covered Security in which an Access Person had any direct or indirect beneficial ownership and (2) any account established by the Access Person during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Access Person. No transaction report is necessary:

      o     For transactions in securities that are not Covered Securities;

      o With respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

      o With respect to transactions effected pursuant to an automatic investment plan; and

      o If the report would duplicate information contained in broker trade confirmations or account statements submitted by the Access Person provided that such confirmations or statements are delivered no later than 30 days after the end of the applicable calendar quarter.

Brokerage statements may satisfy the quarterly transactions report obligation provided that they contain all the information required in the transactions report and are submitted within the requisite time period as set forth in Appendix C.

      B.    RESTRICTIONS WITH RESPECT TO PRIVATE PLACEMENTS AND PUBLIC OFFERINGS

            1.    PUBLIC OFFERINGS

The purchase by Access Persons of securities (other than securities of registered open-end investment companies) offered at fixed public offering price by underwriters or a selling group is prohibited. Rights (including rights purchased to acquire an additional full share) issued in respect of securities any Access Persons own may be exercised, subject to preclearance with the ICCO; the decision whether or not to grant preclearance shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS Portfolio and whether the investment opportunity is being or was offered to the individual by virtue of his or her association with MFS.

      2.    PRIVATE PLACEMENTS

Any acquisition by Access Persons of securities issued in a private placement is subject to prior approval by the ICCO. The decision whether or not to grant approval shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS Portfolio and whether the investment opportunity is being offered to the individual by virtue of his or her association with MFS.

                                   APPENDIX F

                      ACCESS PERSONS' REPORTING OBLIGATIONS

A.    INITIAL AND ANNUAL HOLDINGS REPORTS

Access Persons must file initial and annual holdings reports ("Holdings Reports") as follows.

      1.    CONTENT OF HOLDINGS REPORTS

      o The title, number of shares and principal amount of each "Covered Security" (as defined above in Appendix C);

      o The name of any broker, dealer or bank with whom the Access Person maintained an account in which ANY securities were held for the direct or indirect benefit of the Access Person; and o The date the Access Person submits the report.

      2.    TIMING OF HOLDINGS REPORTS

      o Initial Report - No later than 10 days after the person becomes an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

      o Annual Report - Annually and the information must be current as of a date no more than 45 days before the report is submitted.

      3.    EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

      No holdings report is necessary:

      o     For holdings in securities that are not Covered Securities; and

      o For securities held in accounts over which the Access Person had no direct or indirect influence or control.

                                   APPENDIX G

                         CERTIFICATE OF ACKNOWLEDGEMENT

1. I hereby acknowledge receipt of the Code of Ethics of the Independent Trustees, Independent Advisory Trustees and the Non-Management Interested Trustees of the MFS Funds and the Compass Funds, effective January 1, 2005 (the "Code").

2. I hereby certify that I have read, understand and am in full compliance with the Code and that I agree to abide by its requirements and procedures.

3. I hereby acknowledge that failure to comply fully with the Code may subject me to disciplinary action.

4. I hereby acknowledge that I have been informed of my reporting obligations pursuant to the Code.



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